UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
August 24, 2006
Date of Report (Date of Earliest Event Reported)
WINSTON HOTELS, INC.
(Exact Name of Registrant as Specified in Its Charter)

North Carolina	0-23732	56-1872141

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)		Identification No.)
2626 Glenwood Avenue, Suite 200
Raleigh, North Carolina 27608
(Address of Principal Executive Offices) (Zip Code)
(919) 510-6010
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule l425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EX-1.1
EX-5.1
EX-8.1

Item 8.01. Other Events.
On August 24, 2006, Winston Hotels, Inc. (the “Company”) and WINN Limited Partnership, the Company’s operating partnership (the “Operating Partnership”), entered into an Underwriting Agreement (the “Agreement”) with Friedman, Billings, Ramsey & Co., Inc., as representative of the several underwriters named in the Agreement (the “Underwriters”) in connection with the public offering (the “Offering”) of 2,400,000 shares of common stock, par value $0.01 per share (the “Common Stock”). The Agreement also grants the Underwriters an option to purchase up to an additional 360,000 shares of Common Stock from the Company to cover over-allotments, if any, within 30 days from the date of the Agreement. The net proceeds of the offering described in the Agreement, after deducting the underwriting discount and estimated offering expenses payable by the Company, will be approximately $26.4 million. The closing of the Offering is expected to occur on August 30, 2006.
A copy of the Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

1.1	Underwriting Agreement, dated August 24, 2006, among the Company, the Operating Partnership and Friedman, Billings, Ramsey & Co., Inc., as representative of the several underwriters.

5.1	Opinion of Hunton & Williams LLP with respect to the legality of the shares of Common Stock.

8.1	Opinion of Hunton & Williams LLP with respect to tax matters.

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SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINSTON HOTELS, INC. August 25, 2006
/s/ Joseph V. Green
Joseph V. Green
President, Chief Financial Officer and Secretary

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WINSTON HOTELS, INC.
INDEX TO EXHIBITS

Exhibit Number	Exhibit Description
1.1	Underwriting Agreement, dated August 24, 2006, among the Company, the Operating Partnership and Friedman, Billings, Ramsey & Co., Inc., as representative of the several underwriters.

5.1	Opinion of Hunton & Williams LLP with respect to the legality of the shares of Common Stock.

8.1	Opinion of Hunton & Williams LLP with respect to tax matters.